Exhibit 99

PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, January 25, 2012

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended December 31, 2011.  The dividend will be payable to stockholders of record as of February 13, 2012 and is expected to be paid on February 21, 2012.  The Company has 7,718,548 shares of common stock outstanding.
Media Contact Dennis Terry (618) 656-6122.